Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Nos. 333-82718 and 333-159599) of Entravision Communications Corporation of our report dated March 30, 2009, appearing in this Annual Report on Form 11-K of Entravision Communications Corporation 2001 Employee Stock Purchase Plan.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
April 14, 2011